THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ”ACT”), OR ANY STATE SECURITIES LAWS. NO INTEREST IN THIS NOTE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT), OR (iii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAWS WHERE PAYEE HAS FURNISHED TO THE COMPANY AN OPINION OF ITS COUNSEL THAT AN REGISTRATION IS NOT REQUIRED.

ASKMENOW, INC.
12% JUNIOR CONVERTIBLE PROMISSORY NOTE

$________________	____________, 2007

FOR VALUE RECEIVED, the undersigned, AskMeNow, Inc., a Delaware corporation (the “Company” or “Payor”), having its executive office and principal place of business at 26 Executive Park, Suite 250, Irvine, CA 92614, hereby promises to pay to _____________________, a _______________ with its principal place of business at __________________ (the “Payee”) at such address for Payee (or at such other place as Payee may from time to time hereafter direct by notice in writing to Payor), the principal sum of ______________ Dollars ($_____), together with interest at the Note Rate set forth in Section 2 on the principal balance outstanding from time to time. Any or all amounts of the amounts outstanding under this 12% Junior Convertible Promissory Note (this “Note”), including principal and accrued interest, are convertible into shares of the Company’s capital stock in accordance with Section 3 hereof.

This Note is being issued in connection with a bridge financing (the “Bridge Offering”) by the Company on a “best efforts” no minimum basis, up to a maximum of $1,000,000 of Bridge Offering units (each a “Bridge Unit”). Each Bridge Unit consists of $1.00 principal amount of 12% Junior Convertible Promissory Notes and Warrants to purchase Three (3) shares of common stock, $.01 par value, of the Company at $.50 per share (the “Common Stock”), to be offered on a “best efforts” basis. The Bridge Offering is being made only to investors who qualify as “accredited investors” as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Act”). Partial Bridge Units may be sold by the Company in its sole discretion.

All of the proceeds of the Bridge Offering will be used by the Company for general corporate purposes, including working capital.

1. Maturity Date. Subject to the provisions of Section 3 below, the entire outstanding balance of this Note, including principal and unpaid accrued interest thereon (together, the “Note Balance”), will be due and payable in a single instalment on _______, 2008 (270 days following the issue date of this Note) (the “Maturity Date”). Notwithstanding the foregoing, the Maturity Date may be extended by an additional 90 days from the Maturity Date to _________, 2008 (the “Extended Maturity Date”) upon delivery by the Company of written notice thereof to the Payee no later than 12:00 P.M. EST on the business day immediately preceding the Maturity Date.

2. Interest And Payment; Prepayment.

2.1 The principal amount of this Note outstanding from time to time shall bear simple interest at the annual rate (the “Note Rate”) of twelve (12%) percent from the date hereof through the date of repayment or conversion, payable upon such date of repayment or conversion, as applicable.

2.2 The principal amount of this Note may be prepaid in whole at any time, or in part from time to time, without penalty or premium, together with unpaid interest thereon.

2.3 All payments made by the Payor on this Note, including all prepayments, shall be applied first to the payment of accrued unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.

2.4 All payments made by the Payor on this Note shall be made in such currency of the United States as shall be legal tender for the payment of public and private debts at the time of payment, at the address of the Payee set forth above, or at such other place as the Payee shall have designated in advance in writing to the Payor.

2.5 In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of California, the time for payment of such amount shall be extended to the next succeeding business day and interest at the Note Rate shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

3. Conversion.

3.1 Optional Conversion at Any Time. At the option of the Payee exercised by written notice to the Company at any time while this Note remains outstanding, all but not less than all of the Note Balance may be converted into shares of the Company’s Common Stock, at a per share price equal to $.50 per share, with the same rights and preferences as the currently issued and outstanding shares of Common Stock. The number of shares of Common Stock to which the Payee will be entitled upon conversion of this Note pursuant to this Section 3.1 will be determined by dividing the dollar amount of the Note Balance on the Conversion Date (as defined below) by $.50 per share.

3.2 Optional Conversion at Qualified Investment. If a person, business entity, or group of persons or business entities acting in concert (the “Qualified Investor”), acting after the date hereof and before the Maturity Date or Extended Maturity Date, as applicable, acquires, in a single arms-length transaction or in a series of related arms-length transactions, shares of the Company’s common stock, $.01 par value (the “Common Stock”) or other equity securities of the Company convertible into or exercisable for Common Stock, for an aggregate consideration valued at Five Million Dollars ($5,000,000) or more (the “Qualified Investment”), then at the same time the Qualified Investor pays the consideration for the Qualified Securities (as defined below), the Payee may elect by written notice thereof to the Company to convert all but not less than all of the Note Balance into securities that are the same series and with the same rights and preferences as the equity securities purchased by the Qualified Investor (the “Qualified Securities”), at a per share price equal to the per share sale price paid by the Qualified Investor (the “Conversion Price”). For these purposes, any equity securities of the Company issued in respect of this Note and any other Notes issued in the Bridge Offering of which this Note is a part shall not be counted towards the aforesaid Five Million Dollars ($5,000,000). The number of Qualified Securities to which the Payee will be entitled upon conversion of this Note pursuant to this Section 3.2 will be determined by dividing the dollar amount of the Note Balance on the Conversion Date by the Conversion Price.

3.3 Mechanics of Conversion; No Fractional Shares. In the event of a conversion pursuant to this Section 3, the Company covenants and agrees to take any and all actions that may be reasonably necessary or desirable in order to issue the Qualified Securities or Common Stock under the terms and conditions of this Note. Before the Payee shall be entitled to receive a certificate for the shares of the Qualified Securities or Common Stock into which this Note has been converted, the Payee shall surrender this Note duly endorsed, at the office of the Company, and shall execute and deliver to the Company all other agreements requested by the Company which relate to the Qualified Securities or Common Stock. The Company shall, as soon as reasonably practicable thereafter, and in any event within ten (10) business days of the date of conversion, issue and deliver to the Payee, at the address specified by the Payee, a certificate or certificates for the Qualified Securities or Common Stock to which the Payee shall be entitled. No fractional shares shall be issued upon conversion of this Note and the number of Qualified Securities or Common Stock to be issued shall be rounded to the nearest whole share. Any conversion pursuant to this Section 3 shall be deemed effective as of immediately prior to the close of business on the date on which the applicable conversion notice is delivered, and this Note is surrendered, by the Payee to the Company (the “Conversion Date”).

4. No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Payee or its permitted transferees, prior to the conversion of this Note, the right to vote, receive dividends, consent or receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

5. Replacement Of Note.

5.1 In the event that this Note is mutilated, destroyed, lost or stolen, Payor shall, at its sole expense, execute, register and deliver a new Note, in exchange and substitution for this Note, if mutilated, or in lieu of and substitution for this Note, if destroyed, lost or stolen. In the case of destruction, loss or theft, Payee shall furnish to Payor indemnity reasonably satisfactory to Payor, and in any such case, Payee shall also furnish to Payor evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Note and of the ownership thereof. Any replacement Note so issued shall be in the same outstanding principal amount as this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been paid, dated the date of this Note.

5.2 Every Note issued pursuant to the provisions of Section 5.1 above in substitution for this Note shall constitute a contractual obligation of the Payor, whether or not this Note shall be found at any time or be enforceable by anyone.

6. Covenants of Payor.

Payor covenants and agrees that, so long as this Note remains outstanding and unpaid, in whole or in part:

6.1 Payor will not sell, transfer or dispose of a material part of its assets;

6.2 Payor will not make any loan to any person who is or becomes a shareholder or executive employee of Payor, other than for reasonable advances for expenses in the ordinary course of business;

6.3 Payor will promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, its income and profits, or any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Payor or such subsidiary shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Payor or such subsidiary, as the case may be, shall set aside on its books adequate reserves (if required by generally accepted accounting principles) with respect to any such tax, assessment, charge, levy or claim so contested;

6.4 Payor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and substantially comply with all laws applicable to Payor as its counsel may advise;

6.5 Payor will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition (except for the effects of reasonable wear and tear in the ordinary course of business) and will, from time to time, make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto;

6.6 Payor will keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

6.7 Payor will, promptly following the occurrence of an Event of Default or of any condition or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, furnish a statement of Payor’s Chief Executive Officer or Chief Financial Officer to Payee setting forth the details of such Event of Default or condition or event and the action which Payor intends to take with respect thereto;

6.8 Payor will, and will cause each of its subsidiaries to, at all times maintain books of account in which all of its financial transactions are duly recorded in conformance with generally accepted accounting principles;

6.9 Payor shall not create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, or security interest, mortgage, deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (except for liens for taxes not yet due and payable or being contested in good faith, mechanics’ materialmen’s or similar liens, and liens securing rental or lease payments, together the “Permitted Liens”) with respect to the assets of Payor or such subsidiary; and

6.10 Payor shall not issue any debt, equity or other instrument which would give the holder thereof, directly or indirectly, a right in any assets of Payor or such subsidiary that are pari passu, senior or superior to any right of the Payee in or to such assets.

7. Events of Default. If any of the following events (each an “Event of Default”) occurs:

7.1 The dissolution of Payor or any vote in favor thereof by the board of directors and shareholders of Payor;

7.2 Payor makes an assignment for the benefit of creditors, or files with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, or Payor files a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or any such application or petition is filed against Payor, which application or petition is not dismissed or withdrawn within thirty (30) days from the date of its filing;

7.3 Payor fails to pay the principal amount, or interest on, or any other amount payable under, this Note within ten (10) days of the date such amount becomes due and payable;

7.4 Payor admits in writing its inability to pay its debts as they mature;

7.5 Payor sells all or substantially all of its assets or merges or is consolidated with or into another corporation, other than a merger with or into a publicly traded corporation or a merger to change Payor’s jurisdiction of incorporation;

7.6 A proceeding is commenced to foreclose a security interest or lien in any property or assets of Payor as a result of a default in the payment or performance of any debt (in excess of $50,000 and secured by such property or assets) of Payor or of any subsidiary of Payor;

7.7 A final judgment for the payment of money in excess of $50,000 is entered against Payor by a court of competent jurisdiction, and such judgment is not discharged (nor the discharge thereof duly provided for) in accordance with its terms, nor a stay of execution thereof procured, within thirty (30) days after the date such judgment is entered, and, within such period (or such longer period during which execution of such judgment is effectively stayed), an appeal therefrom has not been prosecuted and the execution thereof caused to be stayed during such appeal;

7.8 An attachment or garnishment is levied against the assets or properties of Payor or any subsidiary of Payor involving an amount in excess of $50,000 and such levy is not vacated, bonded or otherwise terminated within thirty (30) days after the date of its effectiveness;

7.9 Payor defaults in the due observance or performance of any covenant, condition or agreement on the part of Payor to be observed or performed pursuant to the terms of this Note (other than the default specified in Section 7.3 above) and such default continues uncured for a period of thirty (30) days;

7.10 Payor creates, incurs, assumes or suffers to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, or security interest, mortgage, deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (except permitted Liens) with respect to the assets of Payor or such subsidiary; or

7.11 If Payor issues any debt, equity or other instrument which would give the holder thereof, directly or indirectly, a right in any assets of Payor or such subsidiary that are senior or superior to any right of the Payee in or to such assets.

8. Suits for Enforcement and Remedies. Upon the occurrence of an Event of Default and Payor’s failure to cure such default, the Payee shall have the right, at Payee’s option, to declare the Note Balance to be forthwith due and payable, and, in the case of an Event of Default pursuant to Section 7.3 above, the Payee shall automatically be entitled to full and immediate payment of all amounts due under this Note without any action on the part of or declaration by Payee required. If any one or more Events of Default shall occur and be continuing, the Payee further may proceed to (i) protect and enforce Payee’s rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (ii) enforce the payment of this Note, or (iii) enforce any other legal or equitable right of Payee. No right or remedy herein or in any other agreement or instrument conferred upon Payee is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

9. Unconditional Obligation; Fees, Waivers, Other.

9.1 The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

9.2 If, following the occurrence of an Event of Default, Payee shall seek to enforce the collection of any amount of principal of and/or interest on this Note, there shall be immediately due and payable from Payor, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by Payee in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements.

9.3 No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

9.4 This Note may not be modified or discharged (other than by payment or exchange) except by a writing duly executed by Payor and Payee; provided that no material provision of this Note may be amended without the written consent of the Company and the holders of at least one-half of the aggregate principal amount of all of the Notes issued in the Bridge Offering to which this Note relates.

9.5 Payor hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which Payee had or is existing as security for any amount called for hereunder.

10. Restriction on Transfer. This Note has been acquired for investment, and this Note has not been registered under the securities laws of the United States of America or any state thereof, including the Act. Accordingly, no interest in this Note may be offered for sale, sold or transferred in the absence of registration and qualification of this Note, under applicable federal and state securities laws, including the Act, or an opinion of counsel of Payee reasonably satisfactory to Payor that such registration and qualification are not required.

11. Subordination. The rights of the Payee hereunder in and to the assets of the Company are hereby expressly subordinated to the rights in and to such assets of the holders of the Company’s Senior Indebtedness, as hereinafter defined. Senior Indebtedness shall mean those certain 12% Senior Promissory Notes issued by the Company in its $3,000,000 best efforts, no minimum bridge offering completed in May 2007. Subject to the rights of the holders of Senior Indebtedness, nothing contained in this Section 11 shall impair, as between the Payor and the Payee, the obligation of the Payor, subject to the terms and conditions hereof, to pay to the Payee the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Payee, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

12. Piggyback Registration Rights. If, at any time during the two-year period commencing with the issuance of this Note, the Payor proposes or is required to file a registration statement registering any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than on Form S-4 or Form S-8, or such other forms as the U.S. Securities and Exchange Commission may hereafter promulgate for registration of securities in transactions for which Form S-4 or Form S-8 may be used as of the date hereof), whether or not for its own account, the Payor shall give at least 20 days prior written notice to the Payee of its intention to do so. Upon written request by the Payee within 10 days after receipt of such notice, the Payor shall use its commercially reasonable efforts to include in the securities to be registered by such registration statement all shares of Common Stock issued or issuable upon conversion of this Note (which registration right with respect to such conversion shares shall be in addition to any registration rights with respect to any shares underlying that certain Warrant, dated as of the date hereof, issued by the Payor to the Payee in connection with Payee’s participation in the Bridge Offering) that the Payee indicates in such notice that the Payee desires to sell, subject to the following terms and conditions: (i) if such registration statement is for a prospective underwritten offering, the Payee shall agree to (a) enter into an underwriting agreement, if required, in customary form with the underwriter or underwriters selected by the Company, and (b) sell the Payee’s securities, if the Company so requests, on the same basis and upon the same terms as the other securities covered by such registration statement, other than securities proposed to be registered by the holders of the Preferred Stock (as defined below), and provided that if the number of shares requested by the Payee to be registered in such offering exceeds the amount of shares which the underwriters reasonably believe is compatible with the success of such underwritten offering, the Company shall only be required to include in such offering that number of shares requested to be registered by the Payee as the underwriters believe will not jeopardize the success of such offering, provided, however that any such decrease in the number of shares sought to be registered by the Payee shall occur on a pari passu basis with the other shares being registered, other than any shares proposed to be registered by the holders of the Preferred Stock; (ii) if the number of shares the Payor is able to register is limited due to Rule 415 or other SEC shelf registration rules, Payor shall only be required to register the shares Payee elects to convert on a pari passu basis with the other shares being registered, other than any shares proposed to be registered by the holders of the Preferred Stock; and (iii) the Payor may withdraw any such registration statement before it becomes effective or postpone the offering of securities contemplated by such registration statement without any obligation to the Payee or any other Payee. The Payor shall have exclusive control over the preparation and filing of any registration statement proposed to be filed under this Section 12 as well as any amendments and supplements thereto and the withdrawal or revocation thereof. The Payor’s obligations pursuant to this Section 12 are subject to the Payee’s cooperation with respect to any such proposed registration, including but not limited to the provision of such information as may reasonably be requested by the Payor, the underwriter(s) or any other authorized parties and the execution and delivery of such agreements (including indemnification and contribution agreements), instruments and documents as may be reasonably requested thereby, and the Payee’s compliance with all applicable laws. The Payor shall pay all reasonable expenses incurred in connection with the registration contemplated hereby, including without limitation registration and filing fees, printing expenses, and fees and expenses of counsel for the Payor. Notwithstanding the foregoing, underwriting discounts and commissions and transfer taxes relating to the Payee’s registered securities included in any registration hereunder, and all fees and expenses for counsel to the Payee, shall be borne and paid by the Payee. The registration rights and other rights granted in this Section 12 are not assignable, in whole or in part, without the prior written consent of the Payor. Notwithstanding anything to the contrary set forth herein, the Payee hereby expressly agrees and acknowledges that any registration rights of the Payee hereunder are subordinate to those of the holders of the Company’s 10% (PIK) Series A Preferred Stock and the Company’s 10% (PIK) Series B Preferred Stock (together, the “Preferred Stock”) and warrants issued to such holders in connection with the purchase and sale of the Preferred Stock.

13. Miscellaneous.

13.1 The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

13.2 All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier to the address of the intended recipient as set forth in the preamble to this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions of this Note. Any such notice shall be deemed received (i) in the case of personal delivery or delivery by facsimile, on the date of such delivery, (ii) in the case of overnight courier, on the next business day following when sent, and (iii) in the case of mailing, on the third business day following the date on which the notice was post-marked.

13.3 This Note and the obligations of Payor and the rights of Payee shall be governed by and construed in accordance with the substantive laws of the State of California without giving effect to the choice of laws rules thereof.

13.4 This Note shall bind Payor and its successors and assigns. Neither the Payor nor the Payee may assign this Note without the prior written consent of the other party, provided that under no circumstances may the Payee assign this Note to any individual or entity that is a competitor, directly or indirectly, with the Payor.

ASKMENOW, INC.

By:
Name:	Darryl Cohen
Title:	CEO

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

2007-_____
WARRANT TO PURCHASE SHARES
OF THE COMMON STOCK OF

ASKMENOW, INC.

(Void after Expiration Date - ____________, 2012)

Issue Date: __________, 2007

This certifies that ___________________, a __________________ with a principal business address of ___________________ (or any valid transferee thereof, the “Holder”), for value received, shall be entitled to purchase from AskMeNow, Inc., a Delaware corporation having its principal place of business at 26 Executive Park, Suite 250, Irvine, California 92614 (together with its successors and assigns, the “Company”), subject to the terms and conditions set forth herein, _________________ (#) fully paid and non-assessable shares of the Company’s common stock, par value $.01 per share (“Common Stock”), at a price equal to $.50 per share, at any time and from time to time commencing as of the issue date set forth above (the “Issue Date”) and continuing up to and including 12:00 p.m. (California time) on ___________, 2012 (“Expiration Date”); provided, however, if such date is not a Business Day, then on the Business Day immediately following such date. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter sometimes referred to as the “Warrant Shares” and the “Exercise Price,” respectively.

This Warrant is being issued to the Holder in connection with the Company’s $1,000,000 bridge note offering (the “Bridge Offering”) of 12% junior convertible promissory notes due and payable 270 days (unless extended by the Company for up to an additional 90 days) from the date of issuance (the “Notes”). This Warrant is one of several that will be issued in the Bridge Offering, all identical except for names and amounts. An aggregate of 3,000,000 warrants will be issued by the Company if the full $1,000,000 Bridge Offering is completed. Such warrants are being issued on the basis of three (3) warrants for every $1.00 principal amount of Notes issued by the Company.

1. Exercise; Issuance of Certificates; Payment for Shares.

1. General. This Warrant is exercisable upon the surrender to the Company at its principal place of business (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with an exercise notice in substantially the form attached hereto as Schedule A duly completed and signed and, if applicable, upon payment in cash, certified or bank check or other immediately available funds of the aggregate Exercise Price for the number of Warrant Shares for which this Warrant is being exercised as determined in accordance with the provisions hereof. This Warrant is exercisable in whole or in part, in increments of 5,000 shares, and in no event shall any exercise hereof be for fewer than 5,000 Warrant Shares unless fewer than 5,000 Warrant Shares are then purchasable under this Warrant. In the case of the exercise for less than all of the Warrant Shares represented by this Warrant, the Company shall cancel this Warrant certificate upon the surrender hereof and shall execute and deliver a new Warrant certificate or certificates of like tenor for the balance of the Warrant Shares for which this Warrant has not yet been exercised. The Company agrees that the shares of Common Stock purchased under this Warrant shall be deemed to be issued to the Holder hereof, and the Holder deemed to be the record owner of such shares, as of immediately prior to the close of business on the date on which the exercise notice attached hereto as Schedule A is delivered, and this Warrant surrendered, to the Company as provided herein (such date, the “Exercise Date”). Certificates for the shares of Common Stock purchased upon exercise, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised, and in any event within 10 business days of the Exercise Date. Each Common Stock certificate so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered on the Company’s books in the name designated by such Holder.

1.2 Exercise for Cash. This Warrant may be exercised, in whole at any time or in part from time to time, commencing on the Issue Date and prior to 12:00 P.M. (California time) on the Expiration Date, for cash by delivery of the exercise notice attached hereto as Schedule A and surrender of this Warrant to the Company, together with proper payment of the aggregate Exercise Price payable hereunder for the Warrant Shares being purchased upon such exercise for cash. Payment for the Warrant Shares shall be made by cash, certified or bank check or wire transfer of immediately available funds to the Company. If this Warrant is exercised for cash in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the shares for which this Warrant has not yet been exercised, in accordance with Section 1.1 above. Upon surrender of this Warrant and payment in full of the aggregate Exercise Price for the Warrant Shares then being purchased upon such exercise for cash, the Company will issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled, and deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant, in accordance with Section 1.1 above.

1.3 Cashless Exercise. In lieu of exercising this Warrant for cash as set forth in Section 1.2 above, the Holder may at any time and from time to time elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or portion thereof) through a cashless exercise (a “Cashless Exercise”), as hereinafter provided. The Holder may effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Holder’s duly executed exercise notice attached hereto as Schedule A that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of shares determined as follows:

X = Y * (A-B) / A
where:

X = the number of Warrant Shares to be issued to the Holder upon the Cashless Exercise;

Y = the number of Warrant Shares with respect to which this Warrant is being exercised;

A = the Market Price (as defined below) of one share of Common Stock as of the Exercise Date; and

B = the Exercise Price (as adjusted, if applicable).

“Market Price” means, for any date, the average of the daily Closing Prices per share of Common Stock for the 10 consecutive trading days immediately prior to such date. The “Closing Price” per share of Common Stock for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the “Over the Counter Market” (“OTC BB”), the NASDAQ National Market System, the New York Stock Exchange or the American Stock Exchange, as applicable. If on any such trading day or days such securities are not quoted by any such organization, such trading day or days shall be replaced for purposes of the foregoing calculation by the requisite trading day or days preceding the commencement of such 10 trading day period on which such securities are so quoted. If shares of Common Stock are not so listed or traded, the Market Price shall mean the fair value per share of Common Stock as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a notice to the Holder, based on (a) the most recently completed arm’s-length transaction between the Company and a person other than an existing shareholder or other affiliate of the Company, the closing of which occurred on such date or within the three-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such three-month period, the good faith reasonable judgment of the Board of Directors.

For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date.

1.4 Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock or other securities may be listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities laws with respect to any exercise hereunder.

2. Determination or Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of Warrant Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 2. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

2.1 Subdivision or Combination of Common Stock. If at any time after the Issue Date hereof and prior to the exercise or Expiration Date hereof the Company shall subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined or reclassified into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment under this Subsection 2.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

2.2 Dividends in Common Stock or Other Stock or Securities. If at any time or from time to time after the Issue Date hereof and prior to the exercise or Expiration Date hereof the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor, shares of Common Stock or any shares of capital stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, then and in each such case, the Holder shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock or other capital stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities which such Holder would hold on the date of such exercise had the Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities.

2.3 Reorganization, Reclassification, Consolidation, Merger or Sale. If at any time after the Issue Date hereof and prior to the exercise or Expiration Date hereof any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right, upon exercise of this Warrant, to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

2.4 No Adjustments in Certain Cases. No adjustment in the number of Warrant Shares purchasable pursuant to this Warrant shall be required unless the adjustment would require an increase or decrease of at least one percent (1.0%) in the number of Warrant Shares then purchasable upon the exercise of this Warrant. Except as provided in this Section 2, no other adjustments in the number, kind or price of shares constituting Warrant Shares shall be made during the term, or upon the exercise, of this Warrant. Further, no adjustments shall be made pursuant to this Section 2 hereof in connection with the grant or exercise of presently authorized or outstanding options to purchase, or the issuance of shares of Common Stock under, the Company’s director or employee benefit, option and incentive plans.

3. Issue Tax. The issuance of certificates for shares of Common Stock issuable upon the exercise of this Warrant shall be made without charge to the Holder for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer of this Warrant or any Warrant Shares.

4. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote, give consent or receive notices as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant, the interest represented hereby, or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

5. Representations and Covenants of the Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder:

5.1 Investment Purpose. This Warrant and, if exercised, the Warrant Shares issuable upon exercise of this Warrant, will be acquired for the Holder’s own account for investment only and not with a view to the sale or distribution of any part hereof or thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption therefrom under the Securities Act of 1933, as amended (the “Act”).

5.2 Private Issue. The Holder understands that (a) this Warrant and the Warrant Shares issuable upon exercise of this Warrant are not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (b) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 5.

5.3 Disposition of Holder’s Rights. In no event will the Holder make a disposition of this Warrant or the Warrant Shares issuable upon exercise of this Warrant unless and until (a) the Holder shall have notified the Company of the proposed disposition, and (b) if requested by the Company, the Holder shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Holder) satisfactory to the Company and its counsel to the effect that (i) appropriate action necessary for compliance with the Act has been taken, or (ii) an exemption from the registration requirements of the Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of stock when (1) such security shall have been effectively registered under the Act and sold by the Holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the Act, or (3) a letter shall have been issued to the Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Holder or holder of a share of stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such Holder, one or more new certificates for the Warrant or for such shares of stock not bearing any restrictive legend.

5.4 Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, and has the ability to bear the economic risks of such investment.

5.5 Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

6. Piggyback Registration Rights. If, at any time during the two-year period commencing with the issuance of the final Note under the Bridge Offering, the Company proposes or is required to file a registration statement registering any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than on Form S-4 or Form S-8, or such other forms as the U.S. Securities and Exchange Commission may hereafter promulgate for registration of securities in transactions for which Form S-4 or Form S-8 may be used as of the date hereof), whether or not for its own account, the Company shall give at least 20 days prior written notice to the Holder of its intention to do so. Upon written request by the Holder within 10 days after receipt of such notice, the Company shall use its commercially reasonable efforts to include in the securities to be registered by such registration statement all Warrant Shares (which registration rights with respect to such Warrant Shares shall be in addition to any registration rights with respect to any shares issued or issuable upon conversion of that certain 12% Junior Convertible Promissory Note in the principal amount of $300,000 made by the Company in favor of the Holder as of the date hereof in connection with the Holder’s participation in the Bridge Offering) that the Holder indicates in such notice that the Holder desires to sell, subject to the following terms and conditions: (a) if such registration statement is for a prospective underwritten offering, the Holder shall agree to (i) enter into an underwriting agreement, if required, in customary form with the underwriter or underwriters selected by the Company, and (ii) sell the Holder’s securities, if the Company so requests, on the same basis and upon the same terms as the other securities covered by such registration statement, other than securities proposed to be registered by the holders of the Preferred Stock (as defined below), and provided that if the number of shares requested by the Holder to be registered in such offering exceeds the amount of shares which the underwriters reasonably believe is compatible with the success of such underwritten offering, the Company shall only be required to include in such offering that number of shares requested to be registered by the Holder as the underwriters believe will not jeopardize the success of such offering, provided, however that any such decrease in the number of shares sought to be registered by the Holder shall occur on a pari passu basis with the other shares being registered, other than any shares proposed to be registered by the holders of the Preferred Stock; (b) if the number of shares the Company is able to register is limited due to Rule 415 or other SEC shelf registration rules, the Company shall only be required to register the Warrant Shares the Holder elects to include on a pari passu basis with the other shares being registered, other than any shares proposed to be registered by the holders of the Preferred Stock; and (c) the Company may withdraw any such registration statement before it becomes effective or postpone the offering of securities contemplated by such registration statement without any obligation to the Holder or any other holder. The Company shall have exclusive control over the preparation and filing of any registration statement proposed to be filed under this Section 6 as well as any amendments and supplements thereto and the withdrawal or revocation thereof. The Company’s obligations pursuant to this Section 6 are subject to the Holder’s cooperation with respect to any such proposed registration, including but not limited to the provision of such information as may reasonably be requested by the Company, the underwriter(s) or any other authorized parties and the execution and delivery of such agreements (including indemnification and contribution agreements), instruments and documents as may be reasonably requested thereby, and the Holder’s compliance with all applicable laws. The Company shall pay all reasonable expenses incurred in connection with the registration contemplated hereby, including without limitation registration and filing fees, printing expenses, and fees and expenses of counsel for the Company. Notwithstanding the foregoing, underwriting discounts and commissions and transfer taxes relating to the Holder’s registered securities included in any registration hereunder, and all fees and expenses for counsel to the Holder, shall be borne and paid by the Holder. The registration rights and other rights granted in this Section 6 are not assignable, in whole or in part, without the prior written consent of the Company. Notwithstanding anything to the contrary set forth herein, the Holder hereby expressly agrees and acknowledges that any registration rights of the Holder hereunder are subordinate to those of the holders of the Company’s 10% (PIK) Series A Preferred Stock and the Company’s 10% (PIK) Series B Preferred Stock (together, the “Preferred Stock”) and warrants issued to such holders in connection with the purchase and sale of the Preferred Stock.

7. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by (a) the party against which enforcement of the same is sought or (b) the Company and the holders of at least a majority of the number of shares into which all Warrants issued in connection with the Bridge Offering are exercisable (without regard to any limitation contained herein or otherwise on such exercise), it being understood that upon the satisfaction of the conditions described in (a) and (b) above, each Warrant (including any Warrant held by the Holder who did not execute the agreement specified in (b) above) shall be deemed to incorporate any amendment, modification, change or waiver effected thereby as of the effective date thereof. Notwithstanding the foregoing, no modification to this Section 7 will be effective against any Holder without such Holder’s consent.

8. Transfer; Legends.

(a) The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant or the Warrant Shares, in whole or in part, so long as such sale or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Act and applicable state securities laws and compliance with Section 5.3 above, and provided that no sale, transfer, pledge or other disposition may be made to a competitor, direct or indirect, of the Company at any time. Upon such transfer or other disposition (other than a pledge), the Holder shall deliver this Warrant to the Company together with a written notice to the Company, substantially in the form of the transfer notice attached hereto as Schedule B, indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within ten (10) business days of receiving a transfer notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder another Warrant(s) of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder another Warrant for the remaining number of Warrant Shares not so transferred. Until this Warrant is transferred on the books of the Company (with the Company’s consent), the Company may treat the person in whose name this Warrant is issued as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

(b) Each Warrant and certificate representing Warrant Shares shall bear a legend substantially in the following form:

“THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144 under the Act.

9. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon (a) personal delivery, against written receipt thereof, (b) delivery via facsimile with written confirmation, (c) one business day after deposit with Federal Express or another nationally recognized overnight courier service, or (d) five business days after being mailed, postage paid, via certified or registered mail, return receipt requested, addressed to each of the other parties thereunto entitled, at the addresses set forth on in the introductory paragraph hereof or at such other addresses as a party may designate by 10 days advance written notice.

10. Binding Effect. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

11. Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the laws of the State of Delaware.

12. Lost Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement or bond reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of this Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

13. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then-effective Market Price.

In Witness Whereof, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this ______ day of ____________, 2007.

AskMeNow, Inc.,
a Delaware corporation

By:
Name: Darryl Cohen
Title: President and CEO

Address:
AskMeNow, Inc.
26 Executive Park, Suite 250
Irvine, CA 92614
Phone: (949) 861-2590
Fax: (949) 861-2591
E-mail: dcohen@askmenow.com

SCHEDULE A

EXERCISE NOTICE

Date: _________________, _______

AskMeNow, Inc.
Attn: Chief Executive Officer

Ladies and Gentlemen:

The undersigned hereby elects to exercise the Warrant issued to it by AskMeNow, Inc. (“Company”) dated ___________ __, 2007, which Warrant shall be surrendered herewith, and pursuant to the terms thereof hereby elects to exercise rights represented by said Warrant for, and to purchase thereunder, __________________ shares of the Company's Common Stock covered by said Warrant, at an Exercise Price of $____ per share, and tenders herewith payment of the purchase price in full for such shares of $_________, by:

(a)	cash, through the delivery of a certified or official bank check, or wire transfer or immediately available funds; or

(b)	exercising the Cashless Exercise right provided under Section 1.3 of the Warrant by the surrender of said Warrant.

The undersigned hereby requests that certificates for such shares (or any other securities or other property issuable upon such exercise) be issued in the name of and delivered to the undersigned at the address set forth below, or as otherwise set forth below.

Very truly yours,

Name:
Address:

SCHEDULE B

TRANSFER NOTICE

To Be Executed by the Holder
in Order to Assign Warrants

FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock of AskMeNow, Inc. covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

The undersigned hereby irrevocably constitutes and appoints the Chief Executive Officer of the Company as the undersigned’s attorney to transfer this Warrant certificate on the books of the Company, with full power of substitution in the premises.

Dated: _____________________Signature: ________________________________

Signature Guaranteed:

By: _______________________

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17A under the Securities Exchange Act of 1934, as amended.